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                                                                    EXHIBIT 3.15

                                STATE OF DELAWARE
                                                                  PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "RADIO ONE OF CHARLOTTE, LLC" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF FORMATION, FILED THE TWENTY-FOURTH DAY OF MAY, A.D. 2000, AT 9 O'CLOCK A.M.

                                         /s/ Edward J. Freel
                                [SEAL]   ------------------------------------
                                          Edward J. Freel, Secretary of State

3233919 8100H                             AUTHENTICATION: 0466687

001272925                                           DATE: 05-30-00

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                            CERTIFICATE OF FORMATION

                                       OF

                          RADIO ONE OF CHARLOTTE, LLC

      The undersigned, for the purpose of forming a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, does hereby certify as follows:

                                   ARTICLE ONE
                                      Name

      The name of the limited liability company is Radio One of Charlotte, LLC (the "LLC").

                                   ARTICLE TWO
                          Registered Agent and Office

      The address of the registered office of the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of May 24, 2000.

                                             /s/ Erin M. Bishop
                                             --------------------------
                                             Erin M. Bishop
                                             Authorized Person

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 05/24/2000
                                                          001264761 - 3233919